Exhibit 10.6

[FORM OF]

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”), dated as of [●], 2025, is entered into by and between Commercial Bancgroup, Inc., a Tennessee corporation (“Company”), and [●] (“Indemnitee”).

R E C I T A L S

WHEREAS, [Indemnitee is / Indemnitee is expected to join Company as] a director and/or officer of Company;

WHEREAS, both Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies;

WHEREAS, the board of directors of Company (the “Board”) has determined that enhancing the ability of Company to retain and attract as directors and officers the most capable persons is in the best interests of Company and that Company, therefore, should seek to assure such persons that indemnification and insurance coverage is available; and

WHEREAS, in recognition of the need to provide Indemnitee with substantial protection against personal liability, in order to procure Indemnitee’s [continued] service as a director and/or officer of Company, and to enhance Indemnitee’s ability to serve Company in an effective manner, and in order to provide such protection pursuant to express contract rights (intended to be enforceable irrespective of, among other things, any amendment to Company’s charter or bylaws (collectively, the “Organizational Documents”), any change in the composition of the Board, or any change in control or business combination transaction involving Company), Company wishes to provide in this Agreement for the indemnification of, and the advancement of Expenses (as defined in Section 1(g)) to, Indemnitee as set forth in this Agreement and, to the extent insurance is maintained, for the [continued] coverage of Indemnitee under Company’s directors’ and officers’ liability insurance policies.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and Indemnitee’s agreement to [continue to] provide services to Company, the parties agree as follows:

1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Affiliate” means, with respect to an entity, any other entity that controls, is controlled by, or is under common control with such entity. For this purpose, “control” means ownership of more than 50% of the ordinary voting power of the outstanding equity securities of an entity.

(b) “Beneficial Owner” has the meaning given to the term “beneficial owner” in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(c) “Change in Control” means the occurrence after the date of this Agreement of any of the following events:

(i) any Person (other than Company or an Affiliate of Company or an employee benefit plan of Company or an Affiliate of Company) becomes the Beneficial Owner, directly or indirectly, of securities of Company representing more than 50% of Company’s then outstanding Voting Securities (as defined in Section 1(n)), unless the change in relative Beneficial Ownership of Company’s securities by any Person (as defined in Section 1(l)) results solely from a reduction in the aggregate number of outstanding Voting Securities;

(ii) the consummation of a share exchange, merger, or other business combination transaction, unless immediately following such share exchange, merger, or other business combination transaction all of the Beneficial Owners of Voting Securities immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding Voting Securities of the entity resulting from such transaction;

(iii) the acquisition by any Person(s), during any 12-month period ending on the date of the most recent acquisition by such Person(s), of assets of Company or any Affiliate of Company that have a total gross fair market value equal to or more than 80% of the gross fair market value of the total consolidated assets of Company immediately before such acquisition(s) (expressly excluding, for the avoidance of doubt, any pledge by Company or an Affiliate of Company of securities or other assets to secure indebtedness or for other general corporate or commercial purposes);

(iv) during any 12 consecutive months period, not including any period prior to the date of this Agreement, individuals who at the beginning of such period constituted the Board (including for this purpose any new directors whose election by the Board or nomination for election by Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Board; or

(v) the shareholders of Company approve a plan of complete liquidation or dissolution of Company.

(d) “Claim” means:

(i) any threatened, pending, or completed action, suit, proceeding, or alternative dispute resolution mechanism, whether civil, criminal, administrative, arbitrative, investigative, or other, and whether made pursuant to federal, state, or other law; or

(ii) any inquiry, hearing, or investigation that Indemnitee reasonably determines might lead to the institution of any such action, suit, proceeding, or alternative dispute resolution mechanism.

(e) “Designated Courts” shall have the meaning ascribed to it in Section 9(e).

(f) “Disinterested Director” means a director of Company who is not and was not a party to the Claim in respect of which indemnification is sought by Indemnitee.

(g) “Expenses” means any and all expenses, including attorneys’ and experts’ fees, court costs, transcript costs, travel expenses, duplicating, printing, and binding costs, telephone charges, and all other costs and expenses incurred in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing to defend, be a witness, or participate in, any Claim. Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Claim, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent and (ii) for purposes of Section 5 only, Expenses incurred by Indemnitee in connection with the interpretation, enforcement, or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(h) “Expense Advance” means any payment of Expenses advanced to Indemnitee by Company pursuant to Section 4 or Section 5.

(i) “Indemnifiable Event” means any event or occurrence, whether occurring [before], on, or after the date of this Agreement, related to the fact that Indemnitee is or was a director, officer, employee, or agent of Company or any Affiliate of Company, or is or was serving at the request of Company as a director, officer, employee, member, manager, trustee, or agent of any other corporation, limited liability company, partnership, joint venture, trust, or other entity or enterprise (collectively with Company, “Enterprise”), or by reason of an action or inaction by Indemnitee in any such capacity (whether or not serving in such capacity at the time any Loss is incurred for which indemnification can be provided under this Agreement).

(j) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently performs nor in the past three years has performed services for either (i) Company or Indemnitee (other than in connection with matters concerning Indemnitee under this Agreement or of other indemnitees under similar agreements) or (ii) any other party to the Claim giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any Person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(k) “Losses” means any and all Expenses, damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal, or other), ERISA excise taxes, amounts paid or payable in settlement, and all other charges, including any interest, assessments, and federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, paid or payable in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing to defend, be a witness in, or participate in, any Claim.

(l) “Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity, or other entity and includes the meaning set forth in Sections 13(d) and 14(d) of the Exchange Act.

(m) “Standard of Conduct Determination” shall have the meaning ascribed to it in Section 9(b).

(n) “Voting Securities” means any securities of Company that vote generally in the election of Company directors.

2. Services to Company. Indemnitee agrees to [serve/continue to serve] as a director and/or officer of Company for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders Indemnitee’s resignation or is no longer serving in such capacity. This Agreement shall not be deemed an employment agreement between Company (or any of its Affiliates or Enterprise) and Indemnitee. Indemnitee specifically acknowledges that Indemnitee’s employment with or service to, as applicable, Company or any of its Affiliates or Enterprise is at will and Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment agreement between Indemnitee and Company (or any of its Affiliates or Enterprise), other applicable formal severance policies duly adopted by the Board, or, with respect to service as a director or officer of Company, by the Organizational Documents or Tennessee law.

3. Indemnification. Subject to Section 9 and Section 10, Company shall indemnify Indemnitee, to the fullest extent permitted by the laws of the State of Tennessee in effect on the date hereof, or as such laws may from time to time hereafter be amended to increase the scope of permitted indemnification, and applicable federal laws and regulations, against any and all Losses if Indemnitee was or is or becomes a party to or participant in, or is threatened to be made a party to or participant in, any Claim by reason of or arising in part out of an Indemnifiable Event, including without limitation Claims brought by or in the right of Company, Claims brought by third parties, and Claims in which Indemnitee is solely a witness.

4. Advancement of Expenses. Indemnitee shall have the right to advancement by Company, prior to the final disposition of any Claim by final adjudication from which there are no further rights of appeal, of any and all Expenses actually and reasonably paid or incurred by Indemnitee in connection with any Claim arising out of an Indemnifiable Event. Indemnitee’s right to such advancement is not subject to the satisfaction of any standard of conduct. Without limiting the generality or effect of the foregoing, within 10 calendar days after any request by Indemnitee, the Company shall, in accordance with such request, (a) pay such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient for Indemnitee to pay such Expenses, or (c) reimburse Indemnitee for such Expenses. In connection with any request for Expense Advances, Indemnitee shall not be required to provide any documentation or information to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege. In connection with any request for Expense Advances, Indemnitee shall execute and deliver to Company an undertaking (which shall be accepted without reference to Indemnitee’s ability to repay the Expense Advances), in the form attached hereto as Exhibit A, to repay any amounts paid, advanced, or reimbursed by Company for Expenses to the extent that it is ultimately determined, following the final disposition of the subject Claim, that Indemnitee is not entitled to indemnification hereunder. Indemnitee’s obligation to reimburse Company for Expense Advances shall be unsecured and no interest shall be charged thereon.

5. Indemnification for Expenses in Enforcing Rights. To the fullest extent allowable under applicable law, Company shall also indemnify Indemnitee against, and, if requested by Indemnitee, shall advance to Indemnitee subject to and in accordance with Section 4, any Expenses actually and reasonably paid or incurred by Indemnitee in connection with any action or proceeding by Indemnitee for (a) indemnification or reimbursement or advance payment of Expenses by Company under any provision of this Agreement, or under any other agreement or any provision of the Organizational Documents, as now or hereafter in effect, relating to Claims relating to Indemnifiable Events, and/or (b) recovery under any directors’ and officers’ liability insurance policies maintained by the Company. However, in the event that Indemnitee is ultimately determined not to be entitled to such indemnification or insurance recovery, as the case may be, then all amounts advanced under this Section 5 shall be repaid. Indemnitee shall be required to reimburse Company in the event that a final judicial determination is made that any such action or proceeding brought by Indemnitee was frivolous or not in good faith.

6. Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by Company for a portion of any Losses in respect of a Claim related to an Indemnifiable Event but not for the total amount thereof, Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled to indemnification.

7. Notification and Defense of Claims.

(a) Notification of Claims. Indemnitee shall notify Company in writing as soon as practicable of any Claim which could relate to an Indemnifiable Event or for which Indemnitee could seek Expense Advances, which notice shall include a brief description (based upon information then available to Indemnitee) of the nature of, and the facts underlying, such Claim. The failure by Indemnitee to timely notify Company hereunder shall not relieve Company from any liability hereunder unless Company’s ability to participate in the defense of such Claim was materially and adversely affected by such failure. If at the time of receipt of such notice Company has directors’ and officers’ liability insurance in effect under which coverage for Claims related to Indemnifiable Events is potentially available, Company shall give prompt written notice to the applicable insurer(s) in accordance with the procedures set forth in the applicable policies. Company shall provide to Indemnitee a copy of any such notice delivered to the applicable insurer(s), and copies of all subsequent material correspondence between Company and such insurer(s) regarding the Claim, in each case substantially concurrently with the delivery or receipt thereof by the Company.

(b) Defense of Claims. Company shall be entitled to participate in the defense of any Claim relating to an Indemnifiable Event at its own expense and, except as otherwise provided below, to the extent the Company so wishes it may assume the defense thereof with counsel reasonably satisfactory to Indemnitee. After notice from Company to Indemnitee of Company’s election to assume the defense of any such Claim, Company shall not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently directly incurred by Indemnitee in connection with Indemnitee’s defense of such Claim other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ its own legal counsel in such Claim, but all Expenses related to such counsel incurred after notice from Company of its assumption of the defense shall be at Indemnitee’s own expense; provided, however, that if (i) Indemnitee’s employment of its own legal counsel has been authorized by Company, (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and Company in the defense of such Claim, (iii) after a Change in Control, Indemnitee’s employment of its own counsel has been approved by the Independent Counsel, or (iv) Company shall not in fact have employed counsel to assume the defense of such Claim, then Indemnitee shall be entitled to retain its own separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any such Claim) and all Expenses related to such separate counsel shall be borne by Company.

8. Procedure Upon Application for Indemnification. In order to obtain indemnification pursuant to this Agreement, Indemnitee shall submit to Company a written request therefor, which request shall include such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of the subject Claim, provided that documentation and information need not be so provided to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege. Indemnification shall be provided insofar as Company determines Indemnitee is entitled to indemnification in accordance with Section 9 below.

9. Determination of Right to Indemnification.

(a) Mandatory Indemnification; Indemnification as a Witness.

(i) To the extent that Indemnitee shall have been successful on the merits or otherwise in defense of any Claim relating to an Indemnifiable Event or any portion thereof or in defense of any issue or matter therein, including without limitation dismissal without prejudice, Indemnitee shall be indemnified against all Losses relating to such Claim in accordance with Section 3, to the fullest extent allowable by law, and no Standard of Conduct Determination (as defined in Section 9(b)) shall be required.

(ii) To the extent that Indemnitee’s involvement in a Claim relating to an Indemnifiable Event is to prepare to serve and serve as a witness, and not as a party, Indemnitee shall be indemnified against all Losses incurred in connection therewith to the fullest extent allowable by law, and no Standard of Conduct Determination (as defined in Section 9(b)) shall be required.

(b) Standard of Conduct. To the extent that the provisions of Section 9(a) are inapplicable to a Claim related to an Indemnifiable Event that shall have been finally disposed of, any determination of whether Indemnitee has satisfied any applicable standard of conduct under Tennessee law that is a legally required condition to indemnification of Indemnitee hereunder against Losses relating to such Claim and any determination that Expense Advances must be repaid to the Company (a “Standard of Conduct Determination”) shall be made as follows:

(i) if no Change in Control has occurred, (A) by the Board by majority vote of a quorum of solely Disinterested Directors, (B) if a quorum of Disinterested Directors cannot be obtained, by majority vote of a committee of the Board duly designated by the Board and consisting solely of two or more Disinterested Directors, or (C) if there are not two Disinterested Directors, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee; and

(ii) if a Change in Control shall have occurred, (A) if Indemnitee so requests in writing, by the Board by majority vote of a quorum of solely Disinterested Directors, if such a quorum can be obtained, or (B) otherwise, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee.

Company shall indemnify and hold harmless Indemnitee against and, if requested by Indemnitee, shall reimburse Indemnitee for, or advance to Indemnitee, within 10 calendar days of such request, any and all Expenses incurred by Indemnitee in cooperating with the Person(s) making such Standard of Conduct Determination.

(c) Making the Standard of Conduct Determination. Company shall use its reasonable best efforts to cause any Standard of Conduct Determination required under Section 9(b) to be made as promptly as practicable. If the Person(s) designated to make the Standard of Conduct Determination under Section 9(b) shall not have made a determination within 30 calendar days after the later of (i) receipt by Company of a written request from Indemnitee for indemnification pursuant to Section 8 (the date of receipt being the “Notification Date”) and (B) the selection of Independent Counsel, if such determination is to be made by Independent Counsel, then Indemnitee shall be deemed to have satisfied the applicable standard of conduct; provided that such 30-calendar day period may be extended for a reasonable time, not to exceed an additional 30 calendar days, if the Person(s) making such determination in good faith require such additional time to obtain or evaluate information relating thereto. Notwithstanding anything in this Agreement to the contrary, no determination as to the entitlement of Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of any Claim.

(d) Payment of Indemnification. If, in regard to any Losses, (i) Indemnitee shall be entitled to indemnification pursuant to Section 9(a), (ii) no Standard of Conduct Determination is legally required as a condition to indemnification of Indemnitee hereunder, or (iii) Indemnitee has been determined or deemed pursuant to Section 9(b) or Section 9(c) to have satisfied the Standard of Conduct Determination, then Company shall pay to Indemnitee, within five calendar days after the later of (A) the Notification Date or (B) the earliest date on which the applicable criterion specified in clause (i), (ii), or (iii) is satisfied, an amount equal to such Losses.

(e) Selection of Independent Counsel for Standard of Conduct Determination. If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 9(b)(i), the Independent Counsel shall be selected by the Board, and Company shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected. If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 9(b)(ii), the Independent Counsel shall be selected by Indemnitee, and Indemnitee shall give written notice to Company advising it of the identity of the Independent Counsel so selected. In either case, Indemnitee or Company, as applicable, may, within five calendar days after receiving written notice of selection from the other, deliver to the other a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not satisfy the criteria set forth in the definition of “Independent Counsel” in Section 1(j), and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person or firm so selected shall act as Independent Counsel. If such a written objection is properly and timely made and substantiated, (i) the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit, and (ii) the non-objecting party may, at its option, select an alternative Independent Counsel and give written notice to the other party advising such other party of the identity of the alternative Independent Counsel so selected, in which case the provisions of the two immediately preceding sentences, the introductory clause of this sentence, and numbered clause (i) of this sentence shall apply to such subsequent selection and notice. If applicable, the provisions of clause (ii) of the immediately preceding sentence shall apply to successive alternative selections. If no Independent Counsel that is permitted under the foregoing provisions of this Section 9(e) to make the Standard of Conduct Determination shall have been selected within 20 calendar days after the Company gives its initial notice pursuant to the first sentence of this Section 9(e) or Indemnitee gives its initial notice pursuant to the second sentence of this Section 9(e), as the case may be, either Company or Indemnitee may petition the United States District Court for the Eastern District of Tennessee, Northern Division, or a Tennessee state court sitting in Knox County, Tennessee (collectively, the “Designated Courts”) to resolve any objection which shall have been made by Company or Indemnitee to the other’s selection of Independent Counsel and/or to appoint as Independent Counsel a Person selected by the petitioning party or such other Person as the appropriate Designated Court shall designate, and the Person with respect to whom all objections are so resolved or the Person so appointed will act as Independent Counsel. In all events, Company shall pay all of the reasonable fees and expenses of the Independent Counsel incurred in connection with the Independent Counsel’s determination pursuant to Section 9(b).

(f) Presumptions and Defenses.

(i) Indemnitee’s Entitlement to Indemnification. In making any Standard of Conduct Determination, the Person(s) making such determination shall presume that Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and Company shall have the burden of proof to overcome such presumption and establish that Indemnitee is not entitled to indemnification. Any Standard of Conduct Determination that is adverse to Indemnitee may be challenged by Indemnitee in the Designated Courts. No determination by Company (including by its directors or any Independent Counsel) that Indemnitee has not satisfied any applicable standard of conduct may be used as a defense to any legal proceedings brought by Indemnitee to secure indemnification or reimbursement or advance payment of Expenses by Company hereunder or shall create a presumption that Indemnitee has not met any applicable standard of conduct.

(ii) Reliance as a Safe Harbor. For purposes of this Agreement, and without creating any presumption as to a lack of good faith if the following circumstances do not exist, Indemnitee shall be deemed to have acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company if Indemnitee’s actions or omissions to act are taken in good faith reliance upon the records of Company, including its financial statements, or upon information, opinions, reports, or statements furnished to Indemnitee by officers or employees of Company or any of its Affiliates in the course of their duties, or by committees of the Board or by any other Person (including legal counsel, accountants, and financial advisors) as to matters Indemnitee reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of Company. In addition, the knowledge and/or actions, or failures to act, of any director, officer, agent, or employee of Company shall not be imputed to Indemnitee for purposes of determining the right to indemnity hereunder.

(iii) No Other Presumptions. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval), or conviction, or upon a plea of nolo contendere or its equivalent, will not create a presumption that Indemnitee did not meet any applicable standard of conduct.

(iv) Defense to Indemnification and Burden of Proof. It shall be a defense to any action brought by Indemnitee against Company to enforce this Agreement (other than an action brought to enforce a claim for Losses incurred in defending against a Claim related to an Indemnifiable Event in advance of its final disposition) that it is not permissible under applicable law for Company to indemnify Indemnitee for the amount claimed. In connection with any such action or any related Standard of Conduct Determination, the burden of proving such a defense or that Indemnitee did not satisfy the applicable standard of conduct shall be on Company.

(v) Resolution of Claims. Company acknowledges that a settlement or other disposition short of final judgment may be successful on the merits or otherwise for purposes of Section 9(a)(i) if it permits a party to avoid expense, delay, distraction, disruption, and uncertainty. In the event that any Claim relating to an Indemnifiable Event to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such Claim with our without payment of money or other consideration), it shall be presumed that Indemnitee has been successful on the merits or otherwise for purposes of Section 9(a)(i), and Company shall have the burden of proof to overcome this presumption.

10. Exclusions from Indemnification. Notwithstanding anything in this Agreement to the contrary, Company shall not be obligated to:

(a) indemnify or advance funds to Indemnitee for Expenses or Losses with respect to proceedings initiated by Indemnitee, including any proceedings against Company or its directors, officers, employees, or other indemnitees and not by way of defense, except:

(i) proceedings referenced in Section 5 above (unless a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceedings was not made in good faith or was frivolous); or

(ii) where Company has joined in or the Board has consented to the initiation of such proceedings.

(b) indemnify Indemnitee if a final decision by a court of competent jurisdiction determines that such indemnification is prohibited by applicable law.

(c) indemnify Indemnitee for the disgorgement of profits arising from the purchase or sale by Indemnitee of securities of Company in violation of Section 16(b) of the Exchange Act, or any similar successor statute.

(d) indemnify or advance funds to Indemnitee for Indemnitee’s reimbursement to Company of any bonus or other incentive-based or equity-based compensation previously received by Indemnitee, or payment of any profits realized by Indemnitee from the sale of securities of Company, as required in each case under the Exchange Act (including any such reimbursements under Section 304 of the Sarbanes-Oxley Act of 2002 in connection with an accounting restatement of Company or under any clawback policy adopted by Company, including Company’s Incentive-Based Compensation Recovery Policy, to comply with Rule 10D-1 under the Exchange Act and applicable stock exchange listing requirements, or the payment to Company of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act of 2002).

11. Settlement of Claims. Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any threatened or pending Claim related to an Indemnifiable Event if the settlement is effected without Company’s prior written consent, which shall not be unreasonably withheld; provided, however, that if a Change in Control has occurred, Company shall be liable for indemnification of Indemnitee for amounts paid in settlement if an Independent Counsel has approved the settlement. Company shall not settle any Claim related to an Indemnifiable Event in any manner that would impose any Losses on Indemnitee without Indemnitee’s prior written consent.

12. Duration. All agreements and obligations of Company contained herein shall continue during the period that Indemnitee is a director or officer of Company (or is serving at the request of Company as a director, officer, employee, member, trustee, or agent of another Enterprise) and shall continue thereafter (a) so long as Indemnitee may be subject to any possible Claim relating to an Indemnifiable Event (including any rights of appeal thereto) and (b) throughout the pendency of any proceeding (including any rights of appeal thereto) commenced by Indemnitee to enforce or interpret Indemnitee’s rights under this Agreement, even if, in either case, Indemnitee may have ceased to serve in such capacity at the time of any such Claim or proceeding.

13. Non-Exclusivity. The rights of Indemnitee hereunder will be in addition to any other rights Indemnitee may have under the Organizational Documents, the Tennessee Business Corporation Act, any other contract, or otherwise (collectively, “Other Indemnity Provisions”); provided, however, that (a) to the extent that Indemnitee otherwise would have any greater right to indemnification under any Other Indemnity Provision, Indemnitee will be deemed to have such greater right hereunder and (b) to the extent that any change is made to any Other Indemnity Provision which permits any greater right to indemnification than that provided under this Agreement as of the date hereof, Indemnitee will be deemed to have such greater right hereunder.

14. Liability Insurance. For the duration of Indemnitee’s service as a director and/or officer of Company, and thereafter for so long as Indemnitee shall be subject to any pending Claim relating to an Indemnifiable Event, Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to continue to maintain in effect policies of directors’ and officers’ liability insurance providing coverage that is at least substantially comparable in scope and amount to that provided by Company’s current policies of directors’ and officers’ liability insurance. In all policies of directors’ and officers’ liability insurance maintained by Company, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of Company’s directors, if Indemnitee is a director, or of Company’s officers, if Indemnitee is an officer (and not a director) by such policy. Upon request, Company will provide to Indemnitee copies of all directors’ and officers’ liability insurance applications, binders, policies, declarations, and endorsements, and other related materials.

15. No Duplication of Payments. Company shall not be liable under this Agreement to make any payment to Indemnitee in respect of any Losses to the extent Indemnitee has otherwise received payment, under any insurance policy, the Organizational Documents, Other Indemnity Provisions, or otherwise, of the amounts otherwise indemnifiable by Company hereunder.

16. Subrogation. In the event of payment to Indemnitee under this Agreement, Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee. Indemnitee shall execute all documents required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable Company effectively to bring suit to enforce such rights.

17. Amendments. No supplement or amendment to or modification of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall any such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

18. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation. or otherwise to all or substantially all of the business and/or assets of Company), assigns, spouses, heirs, and personal and legal representatives. Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all, substantially all, or a substantial part of the business and/or assets of Company, by written agreement in form and substances reasonably satisfactory to Indemnitee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Company would be required to perform hereunder if no such succession had taken place.

19. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any portion thereof) are held by a court of competent jurisdiction to be invalid, illegal, void, or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Upon any determination that any provision hereof is invalid, illegal, void, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby may be consummated as originally contemplated to the greatest extent possible.

20. Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, against receipt, mailed, postage prepaid, certified or registered mail, or sent by email:

(a) if to Indemnitee, to the address for Indemnitee set forth on the signature page hereto.

(b) if to Company, to:

Commercial Bancgroup, Inc.

Attention: Chief Executive Officer

6710 Cumberland Gap Parkway

Harrogate, Tennessee 37752

Email: tlee@cbtn.com

with a copy to:

K&L Gates LLP

Attention: Adam Smith

501 Commerce Street, Suite 1500

Nashville, Tennessee 37203

Email: adam.smith@klgates.com

Notice of change of address shall be effective only when given in accordance with this Section 20. All notices, requests, demands, and other communications complying with this Section 20 shall be deemed to have been received on the date of hand delivery or transmission by email or on the fifth business day after mailing.

21. Governing Law and Forum. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Tennessee applicable to contracts made and to be performed in such state, without giving effect to its principles of conflicts of laws. Company and Indemnitee hereby irrevocably and unconditionally (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Designated Courts and not in any other state or federal court in the United States, (b) consent to submit to the exclusive jurisdiction of the Designated Courts for purposes of any action or proceeding arising out of or in connection with this Agreement, and (c) waive, and agree not to plead or make, any claim that the Designated Courts lacks venue or that any such action or proceeding brought in Designated Courts has been brought in an improper or inconvenient forum.

22. Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation hereof.

23. Counterparts. This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original, but all of which together shall constitute one and the same Agreement. Delivery of an executed counterpart signature page to this Agreement by facsimile, by email (in portable document format (.pdf)), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document shall have the same effect as delivery of an executed original of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:	COMMERCIAL BANCGROUP, INC.

By:
[●]
[●]

INDEMNITEE:

[●]

Exhibit A

FORM OF UNDERTAKING

A-1

UNDERTAKING TO REPAY ADVANCEMENT OF EXPENSES

[DATE]

Commercial Bancgroup, Inc.

Attention: Chief Executive Officer

6710 Cumberland Gap Parkway

Harrogate, Tennessee 37752

Email: tlee@cbtn.com

Re: Undertaking to Repay Advancement of Expenses

To Whom it Concerns:

This undertaking is being provided pursuant to that certain Indemnification Agreement, dated [●], by and between Commercial Bancgroup, Inc., a Tennessee corporation (the “Company”), and the undersigned as Indemnitee (the “Indemnification Agreement”). Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Indemnification Agreement. Pursuant to the Indemnification Agreement, among other things, I am entitled to the advancement of Expenses paid or incurred in connection with Claims relating to Indemnifiable Events.

I have become subject to [DESCRIPTION OF PROCEEDING] (the “Proceeding”) based on [my status as [an officer / [TITLE] / a director] of the Company / alleged actions or failures to act in my capacity as [an officer / [TITLE] / a director] of the Company]. [This undertaking also constitutes notice to the Company of the Proceeding pursuant to Section 7 of the Indemnification Agreement / Notice of the Proceeding was previously delivered to the Company in accordance with Section 7 and Section 20 of the Indemnification Agreement on [DATE]]. The following is a brief description of the [current status of the] Proceeding:

[DESCRIPTION OF PROCEEDING]

Pursuant to Section 4 of the Indemnification Agreement, the Company can (i) pay such Expenses on my behalf, (ii) advance funds in an amount sufficient to pay such Expenses, or (iii) reimburse me for such Expenses. Pursuant to Section 4 of the Indemnification Agreement, I hereby request an Expense Advance in connection with the Proceeding. The Expenses for which advances are requested are as follows:

[DESCRIPTION OF EXPENSES]

In connection with the request for Expense Advances set out above, I hereby undertake to repay any amounts paid, advanced, or reimbursed by the Company for such Expense Advances to the extent that it is ultimately determined that I am not entitled to indemnification under the Indemnification Agreement.

This undertaking shall be governed by and construed in accordance with the laws of the State of Tennessee, without regard to the principles of conflicts of laws thereof.

A-2

Sincerely,

[NAME]

cc:	K&L Gates LLP

Attention: Adam Smith

501 Commerce Street, Suite 1500

Nashville, Tennessee 37203

Email: adam.smith@klgates.com

A-3